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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549

                       Form 8-K

                    CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 1998


SYSTEMS COMMUNICATIONS, INC.
----------------------------------------------------------------------
(Exact name of Registrant as specified in its charter)


FLORIDA                            000-26668           65-0036344
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(State or other jurisdiction        (Commission     (I.R.S Employer
of incorporation or organization)   file Number)    Identification No.)

4707 140th Avenue North, Suite 107,Clearwater, Florida    33762
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(Address of principal executive offices)                (ZIP Code)


Registrant's telephone number, including area code (813)530-4800

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                         SYSTEMS COMMUNICATIONS, INC.


Item 3. Bankruptcy or Receivership.

The Company learned on June 8, 1998 that an Involuntary
Petition (the "Petition") was filed on June 1, 1998 against the Company in the United States Bankruptcy Court for the Middle District of Florida (Case No. 98-09299-8P7) under
Chapter 7 of the Bankruptcy Act (the "Proceeding") by certain petitioners (the "Petitioners"). The names of the Petitioners and the amounts of their alleged claims are set forth in the following table.

Petitioner Name               Amount Claimed

Kenneth D. Lame               $212,519
Barry L. Johnson                 9,171
Jon T. Lame                      2,325
Jack Arthur                     26,498
K. Philip Lame                     489
Keith A. Krenz                  77,442

Kenneth Lame served as a consultant to National Solutions Corporation ("NSC") from October 31, 1995 to January 17, 1997. NSC is a wholly-owned subsidiary of the Company, acquired in October 1995. Kenneth Lame was employed as NSC's President and Chief Executive Officer in January 1997. Part of Kenneth Lame's assigned duties as the President and Chief Executive Officer of NSC was development of a business, operating and marketing plan for NSC's "CHAMPUS software and data base." Kenneth Lame did not deliver any business, operating or marketing plans to NSC and NSC terminated the services of Kenneth Lame in March 1997. The alleged claim of Kenneth Lame, which is properly against NSC, is disputed by NSC. Kenneth Lame arranged for NSC to engage the services of Petitioners Johnson, Jon T. Lame, Arthur and K. Philip Lame to assist him in development of the business, operating and marketing plans. The Company believes that it never employed Kenneth Lame or the Petitioners named in the preceding sentence and is not indebted to them in any amount. Furthermore, the Company believes the alleged claims of Petitioners Arthur, Jon. T. Lame and K. Philip Lame have been paid in full and the alleged claim of Petitioner Johnson has been reduced to $4,000.

Kenneth Lame introduced Health Management Technologies, Inc. ("HMT") to the Company which the Company ultimately acquired and later divested. The Company and Kenneth Lame entered into a letter agreement dated July 16, 1996 for payment of a finder's fee to Kenneth Lame for the HMT acquisition. The Company believes it has satisfied in full all of its monetary obligations to Kenneth Lame under the letter agreement. Furthermore, Kenneth Lame has a suit pending against the Company and its wholly owned subsidiary National Solutions Corporation in The United States District Court, District of Utah (case no. 2:97-cv-00292 C) for the claims which he asserts against the Company in the Petition.

Accordingly, the Company believes Petitioners Kenneth Lame,
Johnson, Jon T. Lame, Arthur and K. Philip Lame are creditors of NSC, to the extent of provable claims, and not creditors of the Company.

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Petitioner Krenz was a shareholder of NSC at the time it was acquired by the Company. As a part of the acquisition agreement, the Company issued a promissory note to Mr. Krenz in the amount of $129,070. The Company paid $51,628 of this note prior to May 1996; but, suspended payments because the Company discovered the business, assets and prospects of NSC had been misrepresented. The Company has not received any correspondence or any demand for payment from Mr. Krenz since the date it suspended payments to Mr. Krenz.

The Company plans to file a motion to dismiss the Petition on the grounds that it does not have any outstanding obligation to five of the six Petitioners and contests its obligation to the sixth Petitioner. The Company intends to seek sanctions against the Petitioners and its counsel for any damages its sustains as a result of the Petition. The
Company believes that the Petitioners have filed the Petition in bad faith and with malice and that the Petition contains fraudulent misrepresentations to the Court. The
Company intends to vigorously defend against the Petition.

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Item 5. Other Events

Subsequent to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company revised the description of the Company and its business, as follows:

The Company, a Florida corporation, was incorporated as Florida One Capital Corporation in 1987 and made an initial public offering of its common stock in 1988 as a "blank check" company for the purpose of acquiring other companies. The Company underwent several corporate name changes from its inception until 1991 when it changed its name to Systems Communications, Inc. During 1990 and 1991, the Company acquired companies engaged in merchandising optical products and developing residential homes. These acquisitions were rescinded and Company was inactive from 1991 until August 1994. Beginning in August 1994, the Company acquired a number of companies engaged in various telecommunications businesses and businesses engaged in the healthcare cost containment industry. The following table sets forth the name of each acquired company, the year of its acquisition by the Company, the general nature of its business and, if applicable, year of its disposition by the Company.


                       Year                              Year of
Name                   Acquired Business                 Disposition

Ameristar              1994     Pay-per-view television  1997 (1)
Telecommunications,             services and products
Inc.

Coast Communications,  1994     Installation of pay-per- 1996 (1)
Inc.                            view television
                                equipment

LCI Communications,    1995     Switch-less re-seller    1997 (2)
Inc.                            of long-distance
                                telephone services

Comstar Network        1995     Switch-less re-seller    1997 (2)
Services, Inc.                  of long-distance
                                telephone services

Affiliated             1995     Switch-less re-seller    1997 (2)
Communications, Inc.            of long-distance
                                telephone services

Telcom Network, Inc.   1995     Switch-less re-seller    1997 (3)
("TNI")                         of long-distance
                                telephone services

National Solutions     1995     Healthcare cost          N/A
Corporation                     containment services
                                and products

Health Management      1996     Developer of medical     1997 (1)
Technologies, Inc.              management computer
                                software
______________
(1)  Transaction rescinded.

(2) Business and assets transferred to TNI. The Company is now a dormant wholly owned subsidiary.

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(3) Business sold. The Company is now a dormant wholly owned subsidiary.

(4) For a description of the effect of the rescissions and sales identified in this table, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto appearing in the Company's Annual Report on form 10-K.
______________

The principal executive offices of the Company are located at Suite 107, 4707 140th Avenue North, Clearwater, Florida 33762 and the telephone number at that office is (813) 530-4800.

With the acquisition of NSC in 1995, the Company entered the healthcare cost containment field. The Company pursued development, for commercial use, of healthcare management information systems technology designed to manage healthcare benefit costs. The Company licensed the systems technology ("CHAMPUS Software") under a Cooperative Research and Development Agreement ("CRDA") with the U.S. Army. The CHAMPUS Software is part of the Civilian Health and Medical Program for the Uniformed Services ("CHAMPUS") program developed by the U.S. Armed Services. The Company's license under the CRDA includes the right to use the CHAMPUS database covering the healthcare claims and treatment histories of over eighteen million individuals. The Company has enhanced the CHAMPUS Software, which it has copyrighted under the name "Continuum", to improve the management and administration of healthcare benefits by intelligent application of data analysis with strategies to identify misapplied expenditures and overpayments. The proprietary enhancements included in Continuum significantly expanded its capabilities as a healthcare claims case management, treatment analysis and data mining tool for use by commercial users in controlling their healthcare costs. The Company planned to operate a data center using Continuum and sell the benefits of the Continuum operating system to the U.S. automotive industry, other large self-insured companies, healthcare insurers, PPO's, HMO's, healthcare benefit plan administrators and large pharmaceutical companies who the Company believes have a need to analyze the outcomes of medical treatment regimes and drug therapies. The Company suspended further development of Continuum in June 1997, prior to completion of a fully working and marketable management information operating system.

The Company does not have any facilities, equipment or financial resources to pursue further development of the Continuum operating system and is pursuing potential uses of the CHAMPUS database in lieu of further development activities.

The CRDA expires in June 1998 and, unless extended, the license becomes perpetual and non-exclusive. The Company is attempting to renew the CRDA on an exclusive basis. The renewal of the CRDA on an exclusive basis may require the payment of a fee to the U.S. Army, the amount of which has not yet been determined and which neither NSC nor the Company are likely to have at the time of renewal. See
"Licenses and Copyrights."

In 1993 and 1995, respectively, NSC entered into service agreements with Chrysler Corporation and Ford Motor Company to audit healthcare claims which had been previously paid.
Both companies have self-insured health programs for their employees administered by third party administrators.

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The purpose of the audits was to recover payments of claims which were not covered under their self-insured health benefit programs. In 1993, the Company entered into a subcontract agreement with Health Management Services ("HMS"), a healthcare claims management company located in New York, NY, under which HMS used its own analytical software to audit these healthcare claims. The Company received ten to thirty percent of recovered payments and generally shared half of its receipts from recovered claims with HMS. Due to a dispute between the Company and HMS, the subcontract was terminated in May 1997. The Company does not currently have any agreement with Chrysler Corporation or Ford Motor Company. The Company's 1993 service agreement with Chrysler Corporation was terminated in September 1997, due to performance issues between Chrysler and HMS. The Company's 1995 service agreement with Ford Motor Company expired by its terms in March 1997.

In September 1997, the Company entered into an alliance agreement with HMG Health Care Claims Auditing, Inc. located in Pittsburg, PA ("HMG") to replace HMS as the Company's subcontractor for healthcare claims auditing contracts the Company might obtain in the future. The Company beleives HMG's proprietary computer software programs provide a greater range of healthcare cost containment features and services than those offered by HMS. These features and services include, among others, electronic review and reporting of health care claims paid and on an ongoing basis to identify duplicate, erroneous or medically inconsistent charges, payments for ineligible patients and other responsible party liabilities from other group benefit programs, workers' compensation coverage, motor vehicle or third party liability coverage, payments for non-covered services, misapplied deductibles and co-payments and provider agreement compliance.

The Company was able to negotiate an agreement with Chrysler Corporation beginning January 1998 to perform pharmaceutical retrospective analysis and recovery services. As a result of the Company's uncertain financial condition, however, Chrysler Corporation and HMG entered into the agreement directly. Pursuant to the agreement between HMG and Chrysler Corporation and the alliance agreement between the Company and HMG, the Company and HMG are to receive a monthly fee of $4,000 and $12,000, respectively, from Chrysler Corporation and will share on a 50%-50% basis recovered claims up to an aggregate of $500,000, each. For the Company and HMG to realize amounts from recovered claims, Chrysler Corporation must recover at least $5,000,000 of pharmaceutical claims paid in error. HMG began performance under the agreement with Chrysler Corporation in May 1998.

Following suspension of development of Continuum, the Company redirected its business to focus on the development of a network of healthcare cost containment companies, providers of healthcare products and services and third-party healthcare plan administrators, beginning with HMG, with an objective of obtaining the right to market a wide array of non-competing healthcare cost containment services and products to large, self-insured companies on a fee or revenue sharing basis. The Company has entered into an alliance agreement with Haddon National Companies, Inc. located in Maple Shade, NJ ("HNCI") and anticipates that it will enter into an alliance will a major pharmaceutical manufacturer in the near future. The alliance agreement with HNCI gives the Company the ability to sell and market HNCI's claims administration and processing services, medical and surgical cost containment services and Medicare A and B validation services to large self-insured corporations, third party administrators, commercial health insures and other managed healthcare companies. The proposed alliance with a major pharmaceutical manufacturer contemplates the use of the CHAMPUS database and Continuum software to enhance the manufacturer's mathematical models for its disease management programs and expansion of its existing disease management programs to include other diseases.

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Market and Marketing-

The market for the products and services offered and expected to be offered by the Company include large corporations that self-insure and rely on third-party administrators to manage their healthcare benefit programs, the third-party administrators themselves, HMO's, PPO's and healthcare insurers. Healthcare programs administered by state and municipal governments also represent potential clients for the products and services the Company expects to market. The Company believes that interest in healthcare cost containment, including recovering payments of healthcare claims which should not have been made and prepayment screening of claims, will become increasingly more important to large corporations, third-party administrators, HMO's, PPO's and healthcare insurers.

The Company believes that its focus on alliance relationships and the wide array of healthcare cost containment products and services currently available via alliance relationships will provide the Company with the ability to generate profitable operations in the future.

Competition-

The Company is not aware of any other organizations which are marketing the services of multiple providers of healthcare cost containment and case management products and services. The Company believes its primary competition is the providers of such services with whom the Company does not have a marketing agreement or affiliation. The Company believes that this field is fragmented, with many companies providing healthcare claims auditing and prepayment claims screening services.

Licenses and Copyrights-

On June 2, 1994 before acquisition by the Company, NSC entered into the CRDA with the U.S. Army. Under the original CRDA, NSC has an irrevocable, perpetual license to use the CHAMPUS Software and CHAMPUS database to perform evaluation, analysis and recovery of benefit payments involving the healthcare benefit programs of the U.S. automotive industry and their down-line vendors, including indemnity claims, coordinated benefits and workers compensation claims, and to perform in-depth studies of the U.S. automobile industry's healthcare benefit programs
("field of use"). The original CRDA expired in June 1997 and was extended for an additional one-year period, beginning June 18, 1997. The extension of the CRDA also gave NSC the ability, with the prior approval of the U.S. Army, to use the CHAMPUS Software and CHAMPUS databases to analyze the healthcare benefits of companies outside of the U.S. automotive industry. NSC has not made such a request and has no reason to believe a request, if made, would be denied. The license to use the CHAMPUS Software and CHAMPUS database will convert to a non-exclusive, perpetual license, unless the CRDA is further extended on an exclusive basis by the mutual consent of the parties. The Company is attempting to renew the CRDA on an exclusive basis. NSC may be required to pay a fee for the extension, the amount of which has not been determined. NSC and the Company do not currently have the resources to pay an extension fee. NSC is not required to turn over to the U.S. Army the enhancements which it has made to the CHAMPUS Software in the development of Continuum and is entitled to patent any inventions made and copyright any works created under the CRDA.

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Facilities and Employees- .

The Company does not own any facilities. All office space, consisting of a corporate office with approximately 1,450 sq. ft., is leased. The monthly rental is approximately
$1,600. The Company believes the leased facilities are adequate for its current needs and that additional suitable space will be available as needed. The Company has three executive employees and one administrative assistant. The
Company makes extensive use of independent contractors for accounting, administration and sales and marketing and currently has approximately 10 persons under contract providing such services. The Company also has commission-based marketing representatives who serve over 20 major metropolitan areas.

Item 7. Financial Statements and Exhibits

(c) None


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYSTEMS COMMUNICATIONS, INC.               Date: June 15, 1998


By   /s/ Edwin B. Salmon, Jr.
-------------------------------------
     Edwin B. Salmon, Jr
     Chairman of the Board and Secretary